Exhibit 10.17
North Tower Mezzanine, LLC
c/o Brookfield Properties
250 Vesey Street, 15th Floor
New York, NY 10281

September 9, 2020

Via Electronic Mail

VI Asset Management
wnjin@viamc.kr

Attention: Wonna Jin

Re:    North Tower Mezzanine, LLC - 333 S. Grand Avenue, Los Angeles, California

Reference is hereby made to that certain loan (with a maximum committed balance of $65,000,000) issued pursuant to that certain Mezzanine A Loan Agreement dated as of September 21, 2018 (the “Loan Agreement”), between North Tower Mezzanine, LLC (“Borrower”) and Mirae Asset Daewoo Co., Ltd., as Lender. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

            Pursuant to Section 2.9 of the Loan Agreement, Borrower is hereby exercising its option to extend the term of the Loan from the Initial Maturity Date, set to occur October 9, 2020, to the first Extended Maturity Date occurring October 9, 2021 by giving written notice to Shinhan Bank Co., Ltd., as Trustee of VI LA Realty Professional Private Investment Trust 1, as Subsequent Lender, not more than ninety (90) days, but not less than thirty (30) days, prior to the Initial Maturity Date.
Please feel free to contact Jason Kirschner at Jason.kirschner@brookfieldproperties.com or (212.417.2521) directly with any questions.
Please countersign this letter in the space provided below confirming your approval to the matters contained herein. Thank you.

Very truly yours,

North Tower Mezzanine, LLC By:/s/ Jason Kirschner Name: Jason Kirschner Title: Authorized Signatory
cc: ainvestment@viamc.kr

Exhibit 10.17

Acknowledged and agreed to by:

SHINHAN BANK CO., LTD.,
AS TRUSTEE OF VI LA REALTY PROFESSIONAL
PRIVATE INVESTMENT TRUST 1

By:/s/ SANGRYUL LEE
Name: Sangryul Lee
Title: Deputy General Manager